CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Contour Medical, Inc.
St. Petersburg, Florida

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated August 18, 1995 relating to the consolidated financial statements of Contour Medical, Inc. and subsidiaries which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO Seidman, LLP
BDO Seidman, LLP
Orlando, Florida
February 27, 1996